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Exhibit 21. Subsidiaries of the Registrant


     The Company has two wholly-owned subsidiaries. All others listed are either direct or indirect subsidiaries of the Bank.


SUBSIDIARIES OF THE COMPANY                  STATE OF INCORPORATION
---------------------------                  ----------------------

Mid America Bank, fsb                        United States
MAF Developments, Inc.                       Illinois



SUBSIDIARIES OF THE BANK                     STATE OF INCORPORATION
------------------------                     ----------------------

Mid America Investment Services, Inc.        Illinois
Mid America Insurance Agency, Inc.           Illinois
Mid America Finance Corporation              Illinois
Mid America Mortgage Securities, Inc.        Illinois
N.W. Financial Corporation                   Illinois
Ambria Development Corporation               Illinois
Randall Road Development Corporation         Illinois
Centre Point Title Services, Inc.            Illinois
Reigate Woods Development Corporation        Illinois
MAF Realty Co., L.L.C. - III                 Delaware
MAF Realty Co., L.L.C. - IV                  Delaware